Exhibit 99.1

NOG Announces $1.2 Billion Joint Acquisition with Infinity Natural Resources: Acquiring Premier Utica Upstream Assets with Fully Integrated, Scaled Midstream Assets; Considerably Enhances and Expands NOG Natural Gas Profile

HIGHLIGHTS

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NOG to partner with Infinity Natural Resources (“Infinity”) to purchase the Ohio Utica assets (the “Utica Assets”) of Antero Resources Corporation and Antero Midstream Corporation (collectively, “Antero”), for a combined unadjusted purchase price of $1.2 billion in cash (the “Purchase Price”)

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NOG’s non-operated interest will represent a 49% undivided ownership in the Utica Assets (the “Acquired Assets”) for $588 million in cash, with 67% of the Purchase Price allocated to the upstream assets and 33% of the Purchase Price allocated to the midstream assets

•	Upstream comprised of ~35,000 acres net to NOG with exposure to dry gas, rich gas, and condensate production and future development locations

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Midstream comprised of over 140 miles of low- and high-pressure gathering pipelines, compression and 90 miles of water sourcing and handling systems that are ready-built to immediately service development inventory

•	Estimated 2026 production net to NOG of ~65 MMcfe per day (2-stream, 92% gas, <15% decline rate) with an anticipated 30%+ CAGR through the end of the decade, with volumes expected to more than triple

•	Over 100 gross identified undeveloped locations provides substantial opportunities for continued growth

•	Premier, economically resilient inventory with average PV-10 breakeven price below $2 per MMBtu, immediately competes for capital and is underpinned by high margins and owned midstream infrastructure

•	Assets expected to produce $100 million in cash flow from operations in 2026, net to NOG, with ~19% generated by midstream; substantial cash flow growth expected for both assets through end of decade

•	Midstream free cash flow expected to grow 140% through the end of the decade, an anticipated >25% CAGR

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Average of $100 million in annual capital spending expected on the assets through the end of the decade, with a steady reduction in reinvestment rate as production, midstream revenues and cash flows steadily grow

•	Assets expected to support a significant increase to the Borrowing Base and Elected Commitment under NOG’s Reserves Based Lending Facility upon closing

•	NOG to fund the transaction with cash flow from operations, cash on hand and borrowings under NOG’s Reserves Based Lending Facility

•	Company has added substantial natural gas and associated basis hedges on a multi-year basis associated with the transaction

MINNEAPOLIS–(BUSINESS WIRE)–Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced that it has entered into a definitive agreement to acquire a 49% stake in Ohio Utica Shale Assets in partnership with Infinity for a purchase price, net to NOG, of $588.0 million in cash, subject to customary closing adjustments.

UPSTREAM ASSETS

The Acquired Assets are located in the Utica shale of eastern Ohio and include approximately 35,000 net acres with over 100 gross identified undeveloped locations.

The acquired upstream asset is one of the few remaining growth assets in the core of the Utica that can support a full rig development pace for multiple years. The upstream asset has an expected 2026 production, net to NOG, of ~65 MMcfe per day (2-stream, 92% gas) for 2026 with a 30%+ compound annual growth rate in production through the end of the decade, assuming a development plan with a continuous one rig program. The upstream asset represents a ~43% working interest net to NOG. In addition, the asset features a low PDP decline rate of ~15% in the next twelve months, falling to ~13% over the next several years. The asset is expected to generate ~$100MM in unhedged cash flow from operations net to NOG in 2026 at recent strip prices with ~19% generated by the midstream assets. The substantial growth expected on the assets on a go-forward basis is based on an average annual capital program of ~$100 million at a single rig cadence.

MIDSTREAM ASSETS

Captive midstream offers opportunity to drive best in class margins with limited incremental midstream growth-capital required. The midstream system has been built to accommodate a peak historical gross level of ~600 MMcfe per day. Significant midstream infrastructure with 140 miles of pipe supporting low- and high-pressure gathering, compression and 90 miles of water delivery systems. The Acquired Assets are positioned to realize improved pricing via direct connections to premium out of basin markets via the Tallgrass Rex pipeline.

The midstream system has ample capacity at regional processing plants (MPLX/Blue Racer) to grow future volumes and provides optionality across phase windows driven by both a rich and dry gas system. Midstream cash flows are expected to grow by 75% by 2028. NOG also believes that third party volume opportunities exist over time driving higher throughput and generating fee-based revenue, creating further upside.

Upon closing and transition of services, Infinity will be the operator of substantially all of the assets, with NOG participating in development pursuant to cooperation and multi-year joint development agreements entered into in connection with the acquisition.

The effective date for the transaction is July 1, 2025, and closing is expected by the end of the first quarter of 2026. Due to the effective date, NOG expects to receive a material downward closing purchase price adjustment. In connection with signing, NOG is placing a $58.8 million deposit in escrow. The obligations of the parties to complete the acquisition are subject to satisfaction or waiver of customary closing conditions.

MANAGEMENT COMMENTS

“NOG is singularly focused on executing transactions that add value to our platform for the long-term. We are extremely pleased to be partnering with Infinity on one of the last growth assets in the core of the Utica. The vertical integration of this asset adds an incremental dimension of value creation for shareholders and enhances resiliency with lower breakevens to generate free cash flow through cycle,” commented Nick O’Grady, NOG’s Chief Executive Officer. “The Utica has emerged as one of the target rich natural gas plays in the United States. Infinity has already been a strong operating partner for NOG, and we share their focus on creating value. Our alignment in that vein sets the ground for a successful partnership, and we look forward to working together to achieve our mutual desire to generate returns for our respective investors. This transaction is now the largest we have done to date and is an excellent addition to our Appalachian portfolio, offering the benefit of an integrated midstream and a long-term, visible growth path well past the end of the decade.”

“This Utica transaction exemplifies the intersection where NOG shines – identifying and acquiring best in class assets with the potential for significant long-term upside while also providing valuable capital to like-minded operators seeking to expand their footprint,” commented Adam Dirlam, NOG’s President. “These assets epitomize our returns-focused strategy: delivering immediately while offering significant growth potential further enhancing NOG’s optionality. Importantly, like our precedent joint development transactions, we have devised an aligned, conservative development and governance plan with a proven E&P company. We continue to be the partner of choice for our operators as the largest, best capitalized and most dependable non-op working interest owner in the United States.”

ADVISORS

Moelis & Company served as financial advisor to NOG for the acquisition.

Gibson, Dunn & Crutcher LLP is serving as legal counsel to NOG for the acquisition.

PRE-RECORDED DISCUSSION

NOG will post a pre-recorded discussion regarding this announcement on its website at 10:30 AM ET. You can access the pre-recorded discussion here: Ohio Utica Joint Development Conference Call.

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding NOG’s financial position, operating and financial performance, business strategy, dividend plans and practices, plans and objectives of management for future operations, industry conditions, capital expenditures, production, cash flow, hedging and other matters are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “guidance,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, production, drilling locations, capital expenditures, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; cost inflation or supply chain disruptions; NOG’s ability to acquire additional development opportunities, potential or pending acquisition transactions (including the transactions described herein), the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; increasing attention to environmental, social and governance matters; NOG’s ability to consummate any pending acquisition transactions (including the transactions described herein); other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein); NOG’s ability to raise or access capital; cyber incidents; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions or elsewhere; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. Forward-looking statements speak only as of the date they are made. NOG does not undertake, and specifically disclaims, any duty to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by applicable law or regulation.

CONTACT:

Evelyn Leon Infurna

Vice President of Investor Relations

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.